Calculation of Filing Fee Tables
S-3
CAPITAL ONE FINANCIAL CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.01 per share	457(r)	10,345,906	$ 201.95	$ 2,089,355,716.70	0.0001381	$ 288,540.03
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,089,355,716.70		$ 288,540.03
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 288,540.03
Offering Note
[1]	(1) The prospectus supplement to which this Exhibit 107 is attached (the "Prospectus Supplement") relates to the offer and sale by the selling security holders referenced in the Prospectus Supplement of up to 10,345,906 shares of common stock, par value $0.01 per share, of Capital One Financial Corporation ("Capital One" and such shares, the "Capital One common stock"). (2) The Prospectus Supplement also relates to such additional shares of Capital One common stock as may be issued with respect to the shares of common stock being registered hereunder as a result of any stock split, stock dividend, recapitalization, or similar transaction effected without receipt of consideration that increases the number of Capital One's outstanding shares of common stock, pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act. (3) Proposed Maximum Offering Price Per Unit estimated solely for the purposes of computing the registration fee with respect to 10,345,906 shares of common stock pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock on the New York Stock Exchange on April 22, 2026. (4) Calculated in accordance with Rule 457(r) under the Securities Act with respect to the 10,345,906 shares of Capital One common stock registered pursuant to the Prospectus Supplement that have not previously been registered. Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3 filed with the Securities and Exchange Commission on March 11, 2024 (File No. 333-277813) was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This "Newly Registered and Carry Forward Securities" table will be deemed to update the "Calculation of Filing Fee Tables" in such registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $2,089,355,716.70. The prospectus is a final prospectus for the related offering.